Exhibit 99.1

News Release

Contacts:

Julianne Biagini                    Gary W. Gray
Chief Financial Officer             Director, Corporate Communications
Endwave Corporation                 Endwave Corporation
408-522-3100                        408-522-7725

For Immediate Release


              ENDWAVE REPORTS SECOND QUARTER 2003 FINANCIAL RESULTS

                 Company Achieves Higher Than Expected Revenues;
          Improvements in Gross Margin and Positive Operating Cash Flow

SUNNYVALE, CA - July 29, 2003 - Endwave Corporation (NASDAQ: ENWV), a leading provider of radio frequency (RF) subsystems for carrier-class, cellular backhaul and broadband wireless access networks, today reported financial results for its second quarter ended June 30, 2003.

Endwave reported revenues of $8.5 million for the second quarter of 2003, compared with revenues of $7.7 million for first quarter of 2003 and $6.2 million for the second quarter of 2002. Net loss for the second quarter of 2003 was $1.9 million, or $0.21 loss per share, compared with net loss for the second quarter of 2002 of $6.1 million, or $0.68 loss per share. Cash, cash equivalents and short-term investments as of June 30, 2003, were $28.5 million, compared with a balance of $29.0 million at March 31, 2003.

Pro forma net loss for the second quarter of 2003 was $1.8 million, or $0.20 loss per share, compared with a pro forma net loss in the second quarter of 2002 of $6.4 million, or $0.71 loss per share. For the second quarter of 2003, pro forma net loss was calculated by excluding from net loss the amortization of deferred stock compensation charges of $86,000. For the second quarter of 2002, pro forma net loss was calculated by excluding from net loss the amortization of deferred stock compensation charges of $900,000 and a gain on contract termination of $1.2 million in the second quarter of 2002. Management believes that excluding

                                    - more -

Endwave Reports Second Quarter 2003 Financial Results                     Page 2

items such as those described above may permit investors to better compare results from period to period and more accurately assess the company's prospects.

"We are very pleased with our third consecutive quarter of growth and higher than expected revenues," said Ed Keible, CEO and President of Endwave Corporation. "The higher revenues, combined with our ongoing operating improvements, enabled us to exceed our major financial goals of generating cash from operations and significantly improving our gross margin for the quarter. Although our revenue level for the second half of 2003 is anticipated to be similar to our first half revenues, we will continue to make improvements though out our operations in order to reach our goals of ongoing positive operating cash flow and bottom line profitability."

Endwave Second Quarter 2003 Summary:

      o Achieved revenues of $8.5 million, including development fees of $488,000, a 10% quarter over quarter increase, exceeding the company's prior projections of $6.5 to $7.5 million.

      o Shipped products to over 30 customers during the second quarter, including 5 new customers.

      o Increased gross margin to 27% in the second quarter, up 19 points from 8% in the first quarter of 2003. While the majority of the margin improvement was related to ongoing cost-cutting measures, the effects of certain one-time items also contributed.

      o Acquired the MTS-2000 synthesizer product and related assets from Verticom, Inc.

      o Added Zeta-IDT as a new Military and Defense customer in conjunction with the MTS-2000 synthesizer asset acquisition.

      o Entered into a development agreement with SafeView to design and manufacture millimeter wave transceivers for a security portal screening system.

      o Decreased cash, cash equivalents and short-term investments by only $486,000 from March 31, 2003, resulting in a quarter-end balance of $28.5 million.

      o     Provided cash from operations of $380,000.

      o Decreased days of sales outstanding ("DSOs") to 61 days from 62 days in the prior quarter.

      o Decreased net inventory by $1.0 million to $8.7 million at June 30, 2003 as compared with $9.7 million at March 31, 2003.

                                    - more -

Endwave Reports Second Quarter 2003 Financial Results                     Page 3

Further Operating Improvements

In keeping with the company's target to reach profitability by the end of the fourth quarter of 2003, yesterday the company notified employees that it would effect a reduction in force of approximately 20%, eliminating positions across all functions of the company. The reduction in force will generally be completed by the end of the third quarter, and will result in a special charge in the third quarter for severance-related expenses. The reduction is expected to reduce the company's anticipated 2004 operating expenses by $2.3 million. Additionally, the company will accelerate its plan to transition other high-volume manufacturing programs offshore, resulting in approximately 70% of its production occurring offshore by the end of the fourth quarter of 2003.

Endwave will hold its regularly scheduled second quarter earnings call today at 1:30 p.m. California time, which will be available via web cast by logging on to the investor relations section of our website at http://www.endwave.com/investors. The web cast replay will be available approximately one hour after the conclusion of the call and will remain available for 15 days. An audio replay will be available for three days and can be accessed by dialing domestically 888-203-1112 or internationally 719-457-0820 and entering reservation number 665794.

About Endwave

Endwave Corporation is a provider of radio frequency (RF) subsystems that enable the transmission and reception of data signals in broadband wireless systems. The company develops and manufactures products used in high-speed cellular backhaul, enterprise access, defense and other broadband applications. These products include RF modules, synthesizers, integrated transceivers, cellular switch combiners and outdoor units. Endwave has more than 35 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in Sunnyvale, CA, with operations in Diamond Springs, CA, Andover MA, and Southeast Asia. Additional information about the company can be accessed from the company's web site at http://www.endwave.com.

                                       ###

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

This press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. These statements include, but are not limited to, statements regarding forecasted future financial results. Actual results could differ materially from the forward-looking statements due to many factors, including the following: the risks that products will fail to

Endwave Reports Second Quarter 2003 Financial Results                     Page 4

achieve market acceptance, the timing of customer orders, market volatility and weakness, customer concentration, delays in the design process, production delays, additional costs or cancellations due to product defects or defects in materials supplied by vendors, the length of our sales cycle, our ability to develop, introduce and market new products and product enhancements, changes in product mix or distribution channels; the demand for wireless networking products and end-user products that incorporate wireless technology; competitive technologies; technological difficulties and resource constraints encountered in developing and/or introducing new products. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under "Risk Factors" in Endwave's report on Form 10-K.

                       PRO FORMA STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)

                                              ----------------------------  -------------------------------
                                                    Three months ended             Six months ended
                                              ----------------------------  -------------------------------
                                              June 30, 2003  June 30, 2002  June 30, 2003   June 30, 2002

--------------------------------------------------------------------------  -------------------------------
Total revenues                                      8,470          6,245     $    16,127     $    10,623
--------------------------------------------------------------------------  -------------------------------
Costs and expenses:
--------------------------------------------------------------------------  -------------------------------
Cost of product revenues                            6,190          7,479          13,192          14,014
--------------------------------------------------------------------------  -------------------------------
Research and development                            1,445          2,621           2,547           5,764
--------------------------------------------------------------------------  -------------------------------
Sales, general and administrative                   2,724          2,524           5,232           4,700
--------------------------------------------------------------------------  -------------------------------
Total costs and expenses                           10,359         12,624          20,971          24,478
--------------------------------------------------------------------------  -------------------------------
Loss from operations                               (1,889)        (6,379)         (4,844)        (13,855)
--------------------------------------------------------------------------  -------------------------------
Interest income and other, net                         77             23             142             234
--------------------------------------------------------------------------  -------------------------------
Proforma net loss                                  (1,812)        (6,356)         (4,702)        (13,621)
--------------------------------------------------------------------------  -------------------------------
Proforma basic and diluted net loss per share       (0.20)         (0.71)    $     (0.52)    $     (1.53)
--------------------------------------------------------------------------  -------------------------------
Weighted shares used in per-share calculation   9,056,441      8,918,499       9,035,666       8,911,820
--------------------------------------------------------------------------  -------------------------------

Basis of presentation:

1. Pro forma operating results exclude the effects restructuring costs, amortization of deferred stock compensation charges, benefit of reversal of excess accrued lease termination costs, and gain on contract termination.

2. All per share numbers have been adjusted to reflect the 1 for 4 reverse stock split effected in June 2002.

                            STATEMENTS OF OPERATIONS
               (in thousands, except share and per share amounts)

                                                      Three months ended             Six months ended
                                                June 30, 2003  June 30, 2002   June 30, 2003   June 30, 2002
----------------------------------------------------------------------------   -----------------------------
Total revenues                                        8,470          6,245          16,127     $    10,623
----------------------------------------------------------------------------   -----------------------------
Costs and expenses:
----------------------------------------------------------------------------   -----------------------------
Cost of product revenues, including
$0M, $0.5M, $0M and $9.4M in transition
expenses and non-recurring inventory write
offs for the three and six month periods
ended June 30, 2003 and 2002                          6,190          7,479          13,192          14,014
----------------------------------------------------------------------------   -----------------------------
Research and development                              1,445          2,621           2,547           5,764
----------------------------------------------------------------------------   -----------------------------
Sales, general and administrative                     2,724          2,524           5,232           4,700
----------------------------------------------------------------------------   -----------------------------
Restructuring charges and asset write offs               --             (3)          3,071           3,033
----------------------------------------------------------------------------   -----------------------------
Amortization of deferred stock compensation              84            901             596           2,046
----------------------------------------------------------------------------   -----------------------------
Total costs and expenses                             10,443         13,522          24,638          29,557
----------------------------------------------------------------------------   -----------------------------
Loss from operations                                 (1,973)        (7,277)         (8,511)        (18,934)
----------------------------------------------------------------------------   -----------------------------
Interest income and other, net                           77          1,177             142           1,388
----------------------------------------------------------------------------   -----------------------------
Net loss before income tax benefit (expense)         (1,896)        (6,100)         (8,369)        (17,546)
----------------------------------------------------------------------------   -----------------------------
Income tax benefit                                       --             --              --              --
----------------------------------------------------------------------------   -----------------------------
Net loss                                             (1,896)        (6,100)    $    (8,369)    $   (17,546)
----------------------------------------------------------------------------   -----------------------------
Basic and diluted net loss per share                  (0.21)         (0.68)    $     (0.93)    $     (1.97)
----------------------------------------------------------------------------   -----------------------------
Weighted shares used in per-share calculation     9,056,441      8,918,499       9,035,666       8,911,820
----------------------------------------------------------------------------   -----------------------------

Note:

All per share numbers have been adjusted to reflect the 1 for 4 reverse stock split effected in June 2002.

================================================================================
                             Condensed Balance Sheet
                                 (in thousands)
================================================================================

                                               ---------------------------------
                                               June 30, 2003   December 31, 2002
                                               ---------------------------------
Assets
Current assets
Cash and cash equivalents                          $12,258          $ 9,224
Short-term investments                              16,279           21,361
Accounts receivables, net                            5,751            4,101
Inventories, net                                     8,766           11,784
Other current assets                                   211              718
                                               ---------------------------------
Total current assets                                43,265           47,188
Property and equipment, net                          8,780           12,713
Other assets, net                                      148              148
                                               ---------------------------------
Total assets                                       $52,193          $60,049
                                               =================================
Liabilities and stockholders' equity
Current liabilities:
Accounts payable                                     2,438            2,038
Warranty accrual                                     5,798            5,583
Accrued compensation and other liabiliities          1,604              847
Other accrued liabilities                            1,445            1,363
Current portion of capital lease obligations            --            1,146
Current portion of notes payable                       503              491
                                               ---------------------------------
Total current liabilities                           11,788           11,468
Capital lease obligations, less current portion         --              113
Notes payable, less current portion                    526              783
Other long-term liabilities                            140              179
Total stockholders' equity                          39,739           47,506
                                               ---------------------------------
Total liabilities and stockholders' equity         $52,193          $60,049
                                               =================================

--------------------------------------------------------------------------------
                   ACTUAL TO PRO FORMA NET LOSS RECONCILIATION
                                 (in thousands)
--------------------------------------------------------------------------------

                                                    ----------------------------  -----------------------------
                                                         Three months ended            Six months ended
                                                    ----------------------------  -----------------------------
                                                    June 30, 2003  June 30, 2002  June 30, 2003  June 30, 2002
--------------------------------------------------------------------------------  -----------------------------
Net loss (actual)                                         (1,896)        (6,100)        (8,369)        (17,546)
--------------------------------------------------------------------------------  -----------------------------
Restructuring charges                                         --             (3)         3,071           3,523
--------------------------------------------------------------------------------  -----------------------------
Gain on contract termination                                  --         (1,154)            --          (1,154)
--------------------------------------------------------------------------------  -----------------------------
Reversal of excess accrued lease termination costs            --             --             --            (490)
--------------------------------------------------------------------------------  -----------------------------
Amortization of deferred stock compensation                   84            901            596           2,046
--------------------------------------------------------------------------------  -----------------------------
Net loss (pro forma)                                      (1,812)        (6,356)        (4,702)        (13,621)
--------------------------------------------------------------------------------  -----------------------------